UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2011

HARLEYSVILLE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14697	51-0241172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 Maple Avenue, Harleysville, Pennsylvania		19438
(Address of principal executive offices)		(Zip Code)
(215) 256-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Harleysville Group Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K dated May 2, 2011, which was filed on May 2, 2011 (the “Original Form 8-K”), in order to disclose the decision of the Company’s Board of Directors regarding how often the Company will conduct stockholder advisory votes on executive compensation.  Except for the new disclosure set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Company’s annual meeting of stockholders held on April 27, 2011 (the “Annual Meeting”), a majority of votes of the Company’s stockholders were cast in favor of holding an advisory vote every year on the compensation paid to the Company’s named executive officers.  As a result of the stockholder advisory vote, and consistent with the Board’s earlier recommendation, the Board of Directors has determined that the Company will include an advisory vote to approve the compensation of the Company’s named executive officers in its proxy materials on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers is held, which is currently required to occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011		HARLEYSVILLE GROUP INC.

	By:	/s/ Robert A. Kauffman
Robert A. Kauffman
Senior Vice President, Secretary, General Counsel & Chief Compliance Officer